Exhibit 10.47
                               SEVERANCE AGREEMENT


         THIS  SEVERANCE  AGREEMENT   ("Agreement")  is  made  effective  as  of
_________, 2000 between MEDTOX Scientific, Inc., a Delaware corporation (the "Company") and ______________ (the "Employee").


                                    RECITALS


         WHEREAS, the Company desires to foster the continuous employment of certain key management personnel and to induce Employee to remain in the employ of the Company, and in consideration of the agreement of Employee in Section 3 below, the Company and Employee agree as follows:


         1. Definitions. The following defined terms have the respective meanings described below:


                  1.1 Cause. Termination by the Company of the Employee's employment for "Cause" shall mean termination upon:

                           (a) the willful and continued failure by the Employee to substantially perform Employee's duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Company's Chief Executive Officer, which demand specifically identifies the manner in which the Company believes that Employee has not substantially performed Employee's duties; or

                           (b) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

         For purposes of this Section 1.1 no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company.

                  1.2 Company. The term "Company" means MEDTOX Scientific, Inc. and any successors and assigns of the Company.

         2. Term of Agreement. This Agreement shall commence on the above effective date and continue in effect through January 2, 2001 (the "Term"). Commencing on January 3, 2000 and each January 3 thereafter, the Term of this Agreement shall automatically be extended for one additional year unless, not later than July 1 of the preceding year, the Company gives Employee written notice that it does not desire to extend this Agreement. The Term of this

Agreement shall be subject to earlier termination as described in Section 4 below.

         3. Notice and Date of Termination. If the Company elects to terminate the employment of Employee, the Company will provide Employee a "Notice of Termination" which shall state Employee's final day of employment (the "Date of Termination") and whether or not such termination is for Cause.

         4. Severance Payment for Termination by Company Other Than For Cause. If during the Term of this Agreement the Company terminates the employment of Employee other than for Cause, Employee shall be entitled to the following benefits subject to the provisions of Section 6 of this Agreement:

                  (a) the Company will pay to Employee the Employee's then current base salary during the twelve (12) month period following the Date of Termination subject to applicable withholdings and in accordance with the regular payroll practices of the Company.

                  (b) continuous coverage, at the Company's expense, under any group health plan maintained by or on behalf of the Company, in which Employee participated as of the Date of Termination, during the twelve (12) month period following the Date of Termination.

         Employee's right to continued coverage under this section shall in no way reduce or limit any continuation coverage under such group health plan to which Employee or any of Employee's qualified beneficiaries are entitled under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or Minnesota Statutes ss.ss. 61A.092 and 62A.17 et seq. This extension of coverage, however, shall be coordinated with, and shall be provided concurrently with, any benefits or continuation rights otherwise available to Employee and Employee's eligible dependents under state or federal continuation of coverage statutes, including but not limited to, Minnesota Statutes ss.ss. 61A.092 and 62A.17 et seq. and the federal Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Accordingly, within ten (10) days after the Date of Termination, Employee and Employee's dependents who are eligible for such statutory continuation rights shall complete all forms and papers necessary and customary to elect such continuation coverage. The Parties expressly agree that the extension of benefits provided for by this Agreement is not intended to create a retiree health plan covering any other employees. In all other respects, the payment of benefits, including the amounts and timing thereof, to Employee and Employee's eligible dependents will be governed by the terms of applicable employee benefit plans for which Employee and Employee's dependents are eligible. Employer will answer any reasonable questions that Employee may have from time to time and will offer him the same assistance given other participants in employee benefit plans so long as Employee is entitled to benefits as provided herein or under the terms of those plans.

         Nothing in this Agreement, including the Severance Payments described in this Section 4, shall in any way be construed to extend the period of

Employee's employment with the Company, and the Date of Termination shall not be extended beyond the date as specified by the Company pursuant to Section 4 of this Agreement.


     5. Sole Remedy. The payments under Section 4 shall be the sole remedy of Employee in connection with the termination of Employee's employment by the Company under the circumstances described in Section 4 of this Agreement.

     6. Conditions of Receiving Severance Payments. As a condition of receiving the benefits described in Section of this Agreement, and in consideration of receiving the Severance Payment described therein, Employee agrees as follows:

                  6.1 Release of Claims. Employee agrees to execute a general release in favor of the Company in the form attached hereto as Exhibit A within ten (10) days of the Date of Termination. Severance benefits as described in Section 4 shall be provisionally made to Employee during this ten (10) day period, and during the "Consideration Period and Rescission of Release" period described in Exhibit A, Section 3, provided that Employee shall immediately reimburse the Company for any such payments upon Employee's failure to sign Exhibit A within the ten
         (10) day period, or upon Employee's rescission of the general release contained in Exhibit A as provided therein. If Employee fails to sign the general release contained in Exhibit A within ten (10) days of the Date of Termination, or subsequently rescinds the release as provided in Exhibit A, Section 3, the Company shall have no obligation to provide benefits to Employee as provided in Section 4 of this Agreement.

                  6.2 Covenant Not to Compete. Employee agrees that during the twelve (12) month period following the Date of Termination during which Employee receives Severance Payments as described in Section 4, Employee will not directly or indirectly own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business providing or delivering products or services which compete with the business, products or services of the Company or its affiliates, in the geographic markets in which the Company operates.

                  The parties believe that this Covenant Not to Compete is reasonable and fully enforceable. Nevertheless, if a court of competent jurisdiction or arbitrator with authority to interpret and enforce this Agreement finds any portion of this Covenant Not to Compete unreasonable in geographic scope or duration, such court or arbitrator shall have the power to modify this Covenant Not to Compete so as to render it reasonable and enforceable, while still protecting the Company's legitimate employer interests.

                  6.3 Covenant Not to Solicit. Employee agrees that during the twelve (12) month period following the Date of Termination during which Employee receives Severance Payments as described in Section 4,

         Employee will not,  either  personally,  or through an employer,  firm,
         agent,  servant,  employee,   partner,   shareholder,   representative,
         affiliate, or any other entity:

                           (a) Solicit any customer which is or was a customer of the Company or its affiliates as of the date of the Date of Termination or the twelve (12) month period immediately preceding the Date of Termination, for the purposes of providing or delivering products or services which compete with the business, products or services of the Company or its affiliates, without the prior written consent of the Company's Chief Executive Officer.

                           (b) Employ or offer to employ any individual employed by the Company within the twelve
                                    (12) month period immediately preceding the Date of Termination, or request, advise or entice any such individual to leave the employment of the Company, without the prior written consent of the Company.

                  6.4 Assignment of Intellectual Property. Employee agrees to acknowledge that all documents and other tangible property relating in any way to the business of the Company which were conceived or generated by Employee or came into Employee's possession during the period of Employee's employment by the Company are the exclusive property of the Company. By accepting payments pursuant to Section 4 of this Agreement, Employee thereby assigns, transfers, and sells to the Company any rights Employee may have in all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulae, processes, techniques, know-how, and data, whether or not patentable, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during the period of Employee's employment by the Company (whether or not during normal working hours), or that resulted from tasks assigned to Employee by the Company or resulted from use of premises, equipment, or resources owned, leased, or contracted for by the Company (collectively referred to as "Inventions"). Employee agrees to provide all reasonable assistance to the Company in perfecting and maintaining its rights to the Inventions, including the execution of documents and things memorializing the assignment of ownership of such Inventions to the Company as provided herein.

                  6.5 Nondisclosure.  Employee agrees not to use or disclose any information owned by, developed by, for, or about the Company, or in any respect concerning or relating to the Company's business, or the business of any of its clients or customers, that Employee has acquired during Employee's employment by the Company ("Confidential Information"). Such Confidential Information shall include, but not be limited to, all computer programs, product designs, product specifications, pricing, discounting, marketing, research, development, business affairs, future plans, technical data, customer lists, Inventions (as defined in Paragraph 6.4 of this Agreement), or any other information which Employee has received as a result of Employee's employment by the Company, whether or not acquired or developed by the Company. Employee acknowledges the Company's right to prohibit Employee's disclosure of Confidential Information and that the rights created by this Agreement are in addition to all other rights which the Company has to prevent the disclosure of trade secret information. Employee agrees not to use such Confidential Information himself or disclose such information to any other party, directly or indirectly without the prior written consent of the Company. To the extent not inconsistent with this Section 6.5, nothing herein shall in any way prevent Employee from utilizing Employee's general business, management, and financial skills, techniques, and abilities. By accepting payments pursuant to Section 4 of this Agreement, Employee thereby agrees to the terms provided in this Section 6.5.

                  6.6 Return of Records, Documents and Property. Employee will return to the Company all its records, equipment, machinery, keys, correspondence, documents, Inventions (as defined in Paragraph 6.4 of this Agreement), and Confidential Information (as defined in Paragraph
         6.5 of this Agreement) in Employee's possession within three (3) days of the Date of Termination. By accepting payments pursuant to Section 4 of this Agreement, Employee thereby agrees to the terms provided in this Section 6.6.

                  6.7 Remedy for Breach. Employee agrees that in the event Employee breaches any of the covenants contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, and/or 6.6 of this Agreement, irreparable injury will result to the Company, the Company's remedy at law will be inadequate, and the Company will be entitled to an injunction to restrain the continuing breach of this Agreement by Employee, or Employee's partners, agents, servants, employees, or representatives, or any other persons or entities acting for or with Employee, in addition to any other rights or remedies which the Company may have at law or in equity. In the event of any violation by Employee of this Section 6, Employee agrees to pay the reasonable costs and attorneys' fees which the Company incurs in pursuing any of its rights with respect to this
         Section 6, in addition to the damages sustained by the Company.

         7. Termination of Agreement. If (a) the Company terminates the employment of Employee for Cause, (b) Employee voluntarily resigns from full time employment with the Company, (c) Employee retires from full time employment with the Company, (d) Employee dies or (e) Employee is no longer actively employed by the Company due to disability (as such term is defined under the Company's employee benefit programs); then (1) the Term of this Agreement shall automatically terminate and (2) Employee shall have no right to any severance payments or other benefits from the Company (except for applicable COBRA requirements or applicable benefits under the Company's stock option plans) or any other right or remedy under this Agreement.

         8. Confidentiality. The existence of this Agreement, and each of the terms and provisions of this Agreement, are confidential and shall not be disclosed by Employee in any manner (other than to Employee's counsel who agrees to comply with this provision of confidentiality) without the prior written consent of the Company's Chief Executive Officer.

         9. Arbitration. Except as provided in Section 6.7 of this Agreement, any dispute or claim under this Agreement, not resolved by the parties, shall be resolved by final and binding arbitration. Unless the parties agree otherwise, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association. There shall be a single arbitrator, whose award shall become final ten (10) days after it is delivered in writing to the parties for their final comment. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1 et seq. Judgment upon the arbitrator's award may be entered by any court having jurisdiction thereof. The prevailing party shall also be entitled to recovery of reasonable attorneys' fees. The arbitration shall be conducted in Minneapolis, Minnesota and any awards shall be subject to the limitations of liability expressed in this Agreement.

     10. No Employment Contract. Nothing in this Agreement shall be construed to require the Company to continue the employment of Employee.

     11.  Assignment.  This  Agreement  shall be  binding  upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Employee may not assign Employee's rights under this Agreement.

     12. Notice. Any notice given under this Agreement must be in writing and delivered to the last known address of the party receiving said notice.

     13. Governing Law. This Agreement and any disputes arising under or in connection with it, shall be governed by the laws of the State of Minnesota.

     14. Entire Agreement and Amendment. This Agreement contains the entire agreement between the parties pertaining to the subject matter hereof. This Agreement may only be amended in writing signed by Employee and by the Chief Executive Officer acting on behalf of the Company. IN WITNESS WHEREOF, the Company and Employee have executed this Agreement effective as of the day and year first above written.


MEDTOX SCIENTIFIC, INC.                     Employee Name


By   ------------------------------         -----------------------------------
Its: ------------------------------         (Employee's signature)


Date                                        Date
     -------------------------------        ------------------------------

                                    EXHIBIT A
                                 GENERAL RELEASE

1. Definitions. I intend all words used in this Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Release have the following meanings:

     a. "I" "me" and "my", as used herein, shall at all times mean Employee and anyone who has or obtains any legal rights or claims through said named person.

     b. "the Company", as used herein, shall at all times mean MEDTOX Scientific, Inc., its parent corporations, subsidiaries, successors and assigns, partners, any affiliated and predecessor companies, their affiliated and predecessor or management companies, their successors and assigns, and the present and former officers, directors, shareholders, partners, employees, attorneys, and agents of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension, welfare, or other employee benefit plan of the Company, in their official and individual capacities.

     c. "My Claims" mean all of the claims I have now against the Company, whether or not I know about those claims, including but not limited to, claims for any action or inaction, loss, expense, or any damages of whatever nature arising from any occurrence or occurrences from the beginning of time until the date of this Release, including claims for: breach of contract; payment of wages, commissions, reimbursements, sick pay, vacation pay, employee benefits, insurance, pension, or other compensation; fraud or misrepresentation; violation of any federal, state, and/or local law, regulation or rule, including but not limited to, the Minnesota Human Rights Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Rehabilitation Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, and all other federal, state, and/or local civil rights laws prohibiting discrimination or other unlawful activity on the basis of race, color, creed, marital status, sex, age, religion, national origin, disability, pregnancy, sexual orientation, political affiliation, status with respect to public assistance, membership in local commission, or any other protected class status; sexual harassment; retaliation; defamation; intentional or negligent infliction of emotional distress; breach of the covenant of good faith and fair dealing; promissory estoppel; unjust enrichment; negligence; wrongful
termination  of  employment;   constructive  discharge;   invasion  of  privacy;

fraudulent inducement; negligent hiring, retention, training, and/or supervision; all other claims for unlawful employment practices; all claims for attorney's fees, costs, disbursements, fees, or other payments; and all other common law, legal, equitable or statutory claims (whether on a contract, tort, or other theory), whether they could be brought directly by me on my own behalf or by any other person, agency, or organization on my behalf.


2. Agreement to Release My Claims. On behalf of myself, my attorneys, heirs, executors, administrators, successors and assigns, I agree to release, discharge, and give up all My Claims against the Company in exchange for the compensation, promises and undertakings as described in the Severance Agreement between me and the Company. I agree to release and discharge the Company not only from any and all of My Claims that I could make on my own behalf, but also from those claims that may or could be brought by any other person or organization on my behalf. I have not caused or permitted to be served, filed, or commenced, and I will not cause or permit to be served, filed, or commenced, any lawsuits, charges, complaints, actions, notices, or other demands against the Company with any federal, state, or local judicial or administrative agency or body based on My Claims. In the event any such claim has been or is asserted, I agree that this Release shall act as a total and complete bar to my re-employment or to recovery of any relief or sum or amount whatsoever from the Company, whether labeled award, liability, damages, judgment, backpay, wages, fine, or penalty, or otherwise resulting directly or indirectly from any lawsuit, remedy, charge, or complaint, whether brought privately by me or by anyone else, including any federal, state, or local judicial or administrative agency or body, whether or not on my behalf or at my request. The payments I am receiving represent full and fair compensation for the release of all My Claims. The Company shall not be obligated and does not owe me anything in addition to that described above. This release shall not affect any claims which could be made under any employee welfare benefit plan or any pension or retirement plan through the Company.


3. Non-Admission. Even though the Company is paying me to release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me or that it has engaged in any wrongdoing.

4. Consideration Period and Rescission of Release. I understand that I may take up to twenty-one (21) calendar days after receiving this General Release to consider whether I wish to sign this General Release. In addition, I understand that I may rescind (i.e., revoke and cancel) my release of claims arising under the federal Age Discrimination in Employment Act, 29 U.S.C.ss. 621 et seq., within seven (7) calendar days of signing this General Release. I understand that I also may rescind (i.e., revoke and cancel) my release of claims arising under the Minnesota Human Rights Act within fifteen (15) calendar days of signing this General Release. I understand that to be effective, the rescission/revocation must be in writing and delivered to the Company, in care of Richard Braun, Chief Executive Officer, either by hand or by mail within the respective rescission/revocation periods. If sent by mail, the rescission must be:

         1. Postmarked within the respective rescission/revocation periods as stated above;

         2.       Properly addressed, as stated above; and

         3.       Sent by certified mail, return receipt requested.

5. Knowing and Voluntary. I have read this General Release carefully and understand and agree to all of its terms. I have been advised to discuss this Release with my own attorney. In agreeing to sign this and Release, I have not relied on any statements or explanations made by the Company or its attorneys.


                                       -----------------------------------
                                       Employee

SUBSCRIBED AND SWORN to before me
this ____ day of ________________, 2000



------------------------------------
Notary Public